AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT


     This Amendment dated as of December 5, 2004 (the "Amendment") to the Employment Agreement (the "Agreement") dated as of February 2, 2004 by and between SOLA International Inc., a Delaware corporation (the "Company"), and David Cross, an individual (the "Executive"), is made and entered into by and between the Company and the Executive. Unless otherwise defined herein, capitalized terms have the same meanings as in the Agreement.

     WHEREAS, the Company may from time to time consider transactions that could result in a change of control of the Company;

     WHEREAS, the Board of Directors of the Company, at its meeting on July 21, 2004, determined that it was advisable and in the best interest of the Company to amend the Agreement to provide for the payment of certain compensation to the Executive in the event such a transaction is consummated;

     WHEREAS, the Board of Directors, at its meeting on August 16, 2004, determined the amount of compensation that should be paid to the Executive in the event of a change of control transaction;

     WHEREAS, the Board of Directors, at its meeting on December 5, 2004, determined that certain gross-up payments should be paid to the Executive if the Executive incurs an excise tax in connection with payments following a change of control of the Company, and that certain changes should be made in the Executive covenants, non-disparagement provisions and arbitration provisions of the Agreement; and

     WHEREAS, the Company and the Executive desire to amend the Agreement to reflect the intention of the Board of Directors as set forth herein.

     NOW, THEREFORE, in consideration of the mutual premises and agreements set forth herein, the Company and the Executive agree that the Agreement is hereby amended as follows:

     1. Section 7 is amended to read in its entirety as follows:

     "7. Executive Covenants.

     (a) Unauthorized Disclosure. The Executive recognizes that the services to be performed during the Employment Term by the Executive are special, unique, and extraordinary and that by reason of the Executive's employment with the Company the Executive has acquired and will acquire confidential information and trade secrets concerning the Company's operations ("Company Confidential Information") and the operations of its affiliates ("Affiliate Confidential Information"). Accordingly, it is agreed that:

          (i) The Executive shall not divulge to any entity or person, other than the Company or its affiliates, or, in the event of an assignment of this Agreement pursuant to Section 14 hereof, the assignee and its affiliates, if any, whether during the Employment Term or after the termination of his employment for any reason (including without limitation by reason of expiration of the Employment Term), any Company Confidential Information concerning the Company's customer lists, research or development programs or plans, processes, methods or any other of its trade secrets, except information which is then available to the public in published literature and became publicly available through no fault of the Executive.

          (ii) The Executive shall not divulge to any person or entity, including an assignee of this Agreement and its affiliates, but excepting the Company and its affiliates, whether during the Employment Term or after the termination of his employment for any reason (including without limitation by reason of expiration of the Employment Term), any Affiliate Confidential Information acquired by the Executive concerning the customer lists, research or development programs or plans, processes, methods or any other trade secrets of the Company or any affiliate, except information which is then available to the public in published literature and became publicly available through no fault of the Executive.

          (iii) The Executive acknowledges that all information the disclosure of which is prohibited hereby is of a confidential and proprietary character and of great value to the Company and its affiliates. Upon the termination of his employment for any reason (including without limitation by reason of expiration of the Employment Term), the Executive shall forthwith deliver up to the Company all records, memoranda, data and documents of any description which refer or relate in any way to Company Confidential Information or Affiliate Confidential Information and return to the Company any of its equipment and property which may then be in the Executive's possession or under the Executive's personal control. Upon the assignment of this Agreement, pursuant to Section 14, the Executive shall forthwith deliver up to the Company all records, memoranda, data and documents of any description which refer or relate in any way to Affiliate Confidential Information and return to the Company any of its equipment and property which may then be in the Executive's possession or under the Executive's personal control.

     (b) Non-competition. By and in consideration of the Company's entering into this Agreement and the payments to be made and benefits to be provided by the Company hereunder, and in further consideration of the Executive's exposure to the Company Confidential Information and Affiliate Confidential Information, it is agreed that during the Employment Term the Executive will not, directly or indirectly, as an officer, director, stockholder, partner, associate, owner, employee, consultant or otherwise, become or be interested in or associated with any other corporation, firm or business engaged in the same or a similar or competitive business with the Company or any of its affiliates in any geographical area in which the Company or any of its affiliates are then engaged in business, provided that the Executive's ownership, directly or indirectly, of not more than one percent of the issued and outstanding stock of a corporation the shares of which are regularly traded on a national securities exchange or in the over-the-counter market shall not, in any event, be deemed to be a violation of this Subsection.



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

     (c) Non-solicitation. The Executive agrees not to solicit any person employed by the Company or its affiliates during the Employment Term and for a period of eighteen months following the termination of his employment for any reason (including without limitation by reason of expiration of the Employment
Term). As used herein, "solicit" or "soliciting" means any direct or indirect approach or appeals to such an employee to leave the Company. Indirect solicitation includes but is not limited to, acting through a third party or parties or characterizing job advertisements or opportunities in such a fashion so as to entice any employee. The Executive agrees that, if approached by a Company employee during the Employment Term and for a period of eighteen months following the termination of his employment for any reason (including without limitation by reason of expiration of the Employment Term), the Executive will:

          (i) Inform the employee of the Executive's obligations set forth in this subparagraph;

          (ii) Refer the employee to the relevant Company Human Resources personnel; and

          (iii) Request that the employee confirm in writing to the Company that he has approached the Executive and confirm that request in a memorandum to such Human Resources organization.

     (d) Remedies. The Company shall be entitled, in addition to any other right or remedy that it may have at law or in equity with respect to a breach of this Agreement by the Executive (including the right to terminate payments pursuant to Section 6 hereof), to an injunction, without the posting of a bond or other security, enjoining or restraining the Executive from any violation or threatened violation of this Section 7 and Sections 8 and 9 hereof and the Executive hereby consents to the issuance of such an injunction."

     2. Section 9 is amended to read in its entirety as follows:

     "9. Non-Disparagement. In the event of a termination of the Executive's employment for any reason (including without limitation by reason of the expiration of the Employment Term), both the Executive and the Company agree that neither of them will disparage the other in any manner."

     3. Section 17 is amended to read in its entirety as follows:

     "17. Arbitration. Except for actions by the Company or the Executive seeking injunctive relief (including any such actions pursuant to Section 7(d) hereof), with respect to any controversy arising out of or relating to this Agreement, or the subject matter thereof, such controversy shall be settled by final and binding arbitration in San Diego, California or such other location as the Company may determine, in accordance with the then existing rules ("the Rules") of the American Arbitration Association ("AAA") and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, however, that the law applicable to any controversy shall be the law of California, regardless of its or any jurisdiction's choice of law principle. Arbitration shall be the sole and exclusive remedy for the resolution of the disputes described above. In any such arbitration, the award or decision shall be ren-



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

dered by a majority of the members of a board of arbitration consisting of three members, one of whom shall be appointed by each party and the third of whom shall be the chairman of the panel and be appointed by mutual agreement of said two party appointed arbitrators. In the event of the failure of said two arbitrators to agree, within five working days after the commencement of the arbitration, upon appointment of the third arbitrator, the third arbitrator shall be appointed by the AAA in accordance with the Rules. In the event that either party shall fail to appoint an arbitrator within five days after the commencement of the arbitration proceeding, such arbitrator and the third arbitrator shall be appointed by the AAA in accordance with the Rules. The arbitrators are empowered but not limited in making an award in favor of the Executive to require any act or acts which they believe necessary to effectuate the intent of this Agreement. The arbitrator shall allow the discovery that the arbitrator deems necessary for the parties to vindicate their respective claims or defenses. The arbitrator's decision shall be written and must include the findings of fact and law that support the decision. The parties will share the costs of arbitration equally except that the Company will bear the cost of the arbitrator's fee and any other type of expense or cost that the Executive would not be required to bear if the Executive were to bring the dispute or claim in court. The Company and the Executive will each be responsible for their own attorney's fees, except that the Company shall pay the Executive's reasonable attorney's fees to the extent attributable to issues upon which the Executive prevails on the merits."

     4. Section 18 is amended to read in its entirety as follows:

     "18. Gross-Up Provision.

     (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment, award, benefit or distribution (or any acceleration of any payment, award, benefit or distribution) by the Company (or any of its affiliated entities) or any entity which effectuates a change in ownership or control described in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") (or any of its affiliated entities) to or for the benefit of the Executive (whether pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 18) (the "Payments") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Company shall pay to the Executive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any Excise Tax) imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the sum of (x) the Excise Tax imposed upon the Payments and (y) the product of any deductions disallowed because of the inclusion of the Gross-Up Payment in the Executive's adjusted gross income and the highest applicable marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to (i) pay federal income taxes at the highest marginal rates of federal income taxation for the calendar year in which the Gross-Up Payment is to be made, (ii) pay applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes and
(iii) have otherwise allowable
deductions for federal income tax purposes at least equal to those which could be disallowed because of the inclusion of the Gross-Up Payment in the Executive's adjusted gross income.

     (b) Subject to the provisions of Section 18(a), all determinations required to be made under this Section 18, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment, and the assumptions to be utilized in arriving at such determinations, shall be made by a public accounting firm selected by the Executive which is one of the five largest public accounting firms in the United States (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within fifteen (15) business days of the receipt of notice from the Company or the Executive that there has been a Payment, or such earlier time as is requested by the Company (collectively, the "Determination"). All fees and expenses of the Accounting Firm shall be borne solely by the Company and the Company shall enter into any agreement requested by the Accounting Firm in connection with the performance of the services hereunder. The Gross-Up Payment under this Section 18 with respect to any Payments shall be made no later than thirty (30) days following such Payment. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion to such effect, and to the effect that failure to report the Excise Tax, if any, on the Executive's applicable federal income tax return will not result in the imposition of a negligence or similar penalty. The Determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the Determination, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment") or Gross-Up Payments are made by the Company which should not have been made ("Overpayment"), consistent with the calculations required to be made hereunder. In the event that the Executive thereafter is required to make payment of any Excise Tax or additional Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code and any penalties payable by the Executive) shall be promptly paid by the Company to or for the benefit of the Executive. In the event the amount of the Gross-up Payment exceeds the amount necessary to reimburse the Executive for his Excise Tax, the Accounting Firm shall determine the amount of the Overpayment that has been made and any such Overpayment (together with interest at the rate provided in Section 1274(b)(2) of the Code) shall be promptly paid by the Executive (to the extent he has received a refund if the applicable Excise Tax has been paid to the Internal Revenue Service) to or for the benefit of the Company. The Executive shall cooperate, to the extent his expenses are reimbursed by the Company, with any reasonable requests by the Company in connection with any contests or disputes with the Internal Revenue Service in connection with the Excise Tax."

     5. A new Section 23 is hereby added to the Agreement to read as follows:

     "23. Change of Control

     (a) Definition of Change of Control Transaction. As used in this Section 23, the term "Change of Control Transaction" means the purchase or other acquisition by any person, entity or group of persons, within the meaning of
Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act)



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

of 50% or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally; the consummation of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities; a liquidation or dissolution of the Company; or the sale of all or substantially all of the Company's assets.

     (b) Change of Control Payment. Immediately following the occurrence of any Change of Control Transaction during the Employment Term and without regard to the effect of the Change of Control Transaction on the status of the Executive's employment by the Company or its successor, the Company or its successor shall pay to the Executive as compensation an amount equal to one and one-half (1.5) times the sum of (i) the annual base salary of the Executive as in effect immediately prior to the occurrence of the Change of Control Transaction, plus
(ii) the average of the amount of earnings accrued by the Executive pursuant to the Company's Management Incentive Plan (the "MIP") in each of the last three
(3) fiscal years completed immediately prior to the occurrence of the Change of Control Transaction (the "Change of Control Payment").

     (c) Effect on Termination Payments. If the Executive receives a Change of Control Payment pursuant to Section 23(b) hereof and the Executive's employment terminates pursuant to either Section 5(c) or Section 5(d) of the Agreement (a "Severance Event") during the twelve-month period immediately following the Change of Control Transaction resulting in the Change of Control Payment, then the Executive shall not be entitled to receive the continuation of Base Salary and the MIP payment that would otherwise be payable pursuant to clauses (b) and
(c) of the second sentence of Section 6 of the Agreement, but shall be entitled to receive the other benefits provided for in clauses (a), (d) and (e) of the second sentence of Section 6 of the Agreement. If the Executive receives a Change of Control Payment pursuant to Section 23(b) hereof and a Severance Event occurs after the twelve-month period immediately following the Change of Control Transaction resulting in the Change of Control Payment, then the Executive shall be entitled to receive the continuation of Base Salary and the MIP payment payable pursuant to clauses (b) and (c) of the second sentence of Section 6 of the Agreement, as well as the other benefits provided for in clauses (a), (d) and (e) of the second sentence of Section 6 of the Agreement."

     6. This Amendment supplements and modifies the Agreement, and all of the terms, conditions and agreements therein contained are, to the extent not explicitly modified herein, hereby reaffirmed and agreed to and shall remain in full force and effect except as herein modified.


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


     IN WITNESS WHEREOF, the Company and the Executive have duly executed this Amendment as of the date first set forth above.


                                      SOLA INTERNATIONAL INC.

                                      By:  /s/ Jeremy C. Bishop
                                           --------------------------------
                                               Jeremy C. Bishop

                                      Its:     President and Chief Executive
                                      Officer

                                      EXECUTIVE:

                                      /s/ David Cross
                                      -------------------------------------
                                      David Cross